AMENDMENT NO. 2 TO
EMPLOYMENT AGREEMENT

     THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (“Amendment No. 2”) is entered into this 23rd day of November, 2004, effective as of December 1, 2004 (“Effective Date”), by and between TIMCO AVIATION SERVICES, INC., a Delaware corporation (“Company”), and ROY T. RIMMER, JR. (“Employee”)

Preliminary Statements

     A. The parties have previously entered into that certain Employment Agreement dated March 20, 2002, as amended by that certain Amendment No. 1 to Employment Agreement dated July 17, 2003 (collectively, the “Agreement”). Unless otherwise defined, capitalized terms used herein shall have the meanings given to them in the Agreement.

     B. The parties wish to amend the Agreement to reflect the terms set forth below.

Agreement

     NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Section 1(b) of the Agreement is hereby amended by deleting all of its text and replacing it with the following text:

(b) Employment Period. Subject to the terms and conditions set forth herein and unless sooner terminated as hereinafter provided, Company shall employ Employee and Employee agrees to serve as an employee of Company for the period commencing on March 20, 2002 and ending on December 31, 2007, which initial term shall automatically renew for consecutive one year periods, unless terminated by either party by twelve (12) months notice prior to the expiration of the initial term or any renewal term (the “Employment Term”). For purposes of this Agreement, the Employment Term and any renewal term thereof are collectively referred to herein as the “Employment Period.”

     2. Section 2(a) of the Agreement is hereby amended by deleting all of its text and replacing it with the following text:

(a) Base Salary. In consideration for the Employee’s services hereunder and the restrictive covenants contained herein, effective as of the Effective Date, the Employee’s base salary shall be $475,000 per annum (the “Salary”), payable in accordance with TIMCO’s customary payroll practices. Notwithstanding the foregoing, Employee’s annual Salary may be increased at any time and from time to time to levels greater than the level set forth in the preceding sentence at the sole discretion of the Compensation Committee of the Board of Directors of TIMCO (“Committee”) to reflect merit or other increases.

     3. Except as amended hereby, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 2, effective as of the Effective Date set forth above.

TIMCO AVIATION SERVICES, INC., a
Delaware corporation

By:	/s/ Gil West

Gil West
President and Chief Operating Officer

EMPLOYEE:

/s/ Roy T. Rimmer, Jr.

Roy T. Rimmer, Jr.